99.1 Financial Statements for Petals, Inc. for the year(s) ended December 31, 1998 and December 31, 1997.

                          PETALS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                         TOGETHER WITH AUDITORS' REPORT

                                TABLE OF CONTENTS




                                                                          Page
                                                                          ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                    1

CONSOLIDATED FINANCIAL STATEMENTS:
    Balance Sheets                                                          2
    Statements of Operations                                                3
    Statements of Stockholders' Equity                                      4
    Statements of Cash Flows                                                5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                            6-12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
Petals, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Petals, Inc. (formerly "Petals Factory Outlet of Delaware, Inc.") (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Petals, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.




New York, New York
March 26, 1999

                          PETALS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997






                       ASSETS                              1998             1997
                       ------                              ----             ----

CURRENT ASSETS:
    Cash                                               $  1,948,661    $  1,131,524
    Accounts receivable, less allowance for doubtful
       accounts of $39,000 and $46,599 in 1998 and
       1997, respectively                                   482,399         753,869
    Inventories, net                                      7,111,062       6,949,169
    Prepaid catalog costs                                 1,318,039         475,289
    Prepaid income taxes and refunds                         32,470          58,843
    Other prepaid expenses                                   74,769          89,954
                                                       ------------    ------------
         Total current assets                            10,967,400       9,458,648

PROPERTY AND EQUIPMENT, net (Note 3)                        929,033         781,807

DEFERRED CHARGES, net of accumulated amortization
    of $362,564 and $570,771 in 1998 and 1997,
    respectively                                            386,281         454,809

OTHER                                                        73,288          17,353
                                                       ------------    ------------
         Total assets                                  $ 12,356,002    $ 10,712,617
                                                       ============    ============

       LIABILITIES AND STOCKHOLDERS' EQUITY                1998            1997
       ------------------------------------                ----            ----

CURRENT LIABILITIES:
     Accounts payable                                  $  4,180,148    $  3,859,400
     Accrued expenses and other current liabilities       1,078,937         928,920
     Income taxes payable                                    -                1,209
     Current portion of long-term debt                    2,720,000          -
     Current portion of capitalized lease obligation        106,393         157,261
     Due to former stockholders'                          1,700,000          -
                                                       ------------    ------------
         Total current liabilities                        9,785,478       4,946,790
                                                       ------------    ------------

LONG-TERM LIABILITIES:
     Long-term subordinated debt                             -            2,720,000
     Capitalized lease obligation, less current
        portion and other long-term liabilities             281,360         232,232
                                                       ------------    ------------
         Total long-term liabilities                        281,360       2,952,232
                                                       ------------    ------------

COMMITMENTS (Note 11)

STOCKHOLDERS' EQUITY: (Note 12)
     Common stock, no par value, 2,000 shares
       authorized, 571 shares issued and
       outstanding at December 31, 1998 and 1997             53,000          53,000
     Additional paid-in capital                           3,839,855       3,839,855
     Treasury stock                                      (1,700,000)         -
     Retained earnings/accumulated (deficit)                 96,309      (1,079,260)
                                                       ------------    -------------
         Total stockholders' equity                       2,289,164       2,813,595
                                                       ------------    ------------
         Total liabilities and stockholders' equity    $ 12,356,002    $ 10,712,617
                                                       ============    ============


       The accompanying notes are an integral part of these consolidated balance sheets.

                          PETALS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                 Year Ended December 31,
                                                                    --------------------------------------------------
                                                                          1998              1997             1996
                                                                          ----              ----             ----
NET SALES                                                             $39,552,260      $39,844,759     $41,301,218

COSTS OF GOODS SOLD                                                    16,816,929       16,333,684      17,232,816
                                                                      -----------      -----------     -----------
                 Gross margin                                          22,735,331       23,511,075      24,068,402
                                                                      -----------      -----------     -----------

OPERATING EXPENSES:
    Selling and shipping                                               16,664,677       17,560,133      19,999,455
    General and administrative                                          3,453,472        3,826,425       4,284,063
    Depreciation and amortization                                         374,129          472,717         535,707
                                                                      -----------      -----------     -----------
                 Total operating expenses                              20,492,278       21,859,275      24,819,225
                                                                      -----------      -----------     -----------
                 Income (loss) from operations                          2,243,053        1,651,800        (750,823)
                                                                      -----------      -----------     -----------

    Interest expense, net                                                 527,605          602,300         652,708
                                                                      -----------      -----------     -----------
                 Income (loss) before income taxes                      1,715,448        1,049,500      (1,403,531)

INCOME TAXES (Note 6)                                                      17,622           61,178         187,374
                                                                      -----------      -----------     -----------
                 Net income (loss)                                    $ 1,697,826      $   988,322     $(1,590,905)
                                                                      ===========      ===========     ===========

PER SHARE INFORMATION (Note 8):
    Net income (loss) per common share:
       Basic and diluted                                              $  2,999.69      $  1,730.86     $ (2,786.17)
                                                                      ===========      ===========     ===========
    Common shares used in computing per share amounts:
       Basic and diluted                                                      566              571             571
                                                                      ===========      ===========     ===========

PRO FORMA INFORMATION (Note 9):
    Income (loss) before income taxes                                 $ 1,715,448      $ 1,049,500     $(1,403,531)
    Pro forma income taxes                                                686,179          419,800        (564,570)
                                                                      -----------      -----------     -----------
    Pro forma net income (loss)                                       $ 1,029,269      $   629,700     $  (838,961)
                                                                      ===========      ===========     ===========

PRO FORMA PER SHARE INFORMATION (Notes 8 and 9):
    Pro forma net income (loss) per common share:
       Basic and diluted                                              $  1,818.50      $  1,102.80     $ (1,469.28)
                                                                      ===========      ===========     ===========
    Common shares used in computing pro forma per shares amounts:
       Basic and diluted                                              $       566      $       571     $       571
                                                                      ===========      ===========     ===========


        The accompanying notes are an integral part of these statements.

                          PETALS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                      Retained
                                                        Additional                    Earnings/
                                              Common      Paid-in     Treasury      Accumulated
                                              Stock       Capital       Stock         (Deficit)       Total
                                              -----       -------       -----         ---------       -----
BALANCE, December 31, 1995                  $53,000    $3,839,855    $    -        $  (476,677)    $ 3,416,178

   Net loss                                    -           -              -         (1,590,905)     (1,590,905)
                                            -------    ----------    -----------   -----------     -----------

BALANCE, December 31, 1996                   53,000     3,839,855         -         (2,067,582)      1,825,273

   Net income                                  -           -              -            988,322         988,322
                                            -------    ----------    -----------   -----------     -----------

BALANCE, December 31, 1997                   53,000     3,839,855         -         (1,079,260)      2,813,595

   Shareholder distribution                    -           -              -           (522,257)       (522,257)

  Purchase of stock from shareholders          -           -          (1,700,000)       -           (1,700,000)

   Net income                                  -           -              -          1,697,826       1,697,826
                                            -------    ----------    -----------   -----------     -----------

BALANCE, December 31, 1998                  $53,000    $3,839,855    $(1,700,000)  $    96,309     $ 2,289,164
                                            =======    ==========    ===========   ===========     ===========




        The accompanying notes are an integral part of these statements.

                          PETALS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                    For the Year Ended December 31,
                                                                            --------------------------------------------------
                                                                                 1998             1997             1996
                                                                                 ----             ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                       $  1,697,826     $    988,322     $ (1,590,905)
    Adjustments to reconcile net income (loss) to net cash provided by operating activities-
          Depreciation and amortization                                          374,129          472,717          535,707
          Amortization of deferred charges                                       500,082          522,176          462,239
          Gain on disposal of assets                                              -                -                  (195)
          Provision for doubtful accounts                                         62,312           40,472           11,483
          Allowance for returned merchandise                                      50,000         (156,000)          87,500
          Deferred taxes                                                          -                -               640,200
          Change in-
            Accounts receivable                                                  209,159         (230,638)       1,068,003
            Inventories, net                                                    (161,893)         580,144         (614,325)
            Prepaid catalog costs                                               (842,750)         865,319         (291,075)
            Income tax refund                                                     29,887          407,037         (465,880)
            Other prepaid expenses                                                11,671          (25,123)            (123)
            Other assets                                                         (55,935)          (2,130)          27,004
            Accounts payable                                                     320,748       (1,144,847)       1,447,095
            Accrued expenses and other current liabilities                       100,017           (8,841)         511,771
            Income taxes payable                                                  (1,209)         (17,197)        (111,046)
            Other long-term liabilities                                         (145,881)         (47,400)         214,140
                                                                            ------------     ------------     ------------
                 Total adjustments                                               450,337        1,255,689        3,522,504
                                                                            ------------     ------------     ------------
                 Net cash provided by operating activities                     2,148,163        2,244,011        1,931,599
                                                                            ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                        (211,924)        (195,730)        (301,588)
    Proceeds from disposal of equipment                                           -                -                   975
    Tax distribution                                                            (522,256)          -                -
    (Increase) in deferred charges                                              (431,554)        (382,673)        (639,711)
                                                                            ------------     ------------     ------------
                 Net cash used in investing activities                        (1,165,734)        (578,403)        (940,324)
                                                                            ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from subordinated debt                                               -             1,250,000        1,500,000
    Repayment of subordinated debt                                                -              (280,000)        (750,000)
    Proceeds from revolving line of credit                                     1,725,000        7,595,000        5,800,000
    Repayment of revolving line of credit                                     (1,725,000)     (10,020,000)      (6,275,000)
    Bank overdrafts                                                               -                -              (154,481)
    Principal payments under capitalized lease obligations                      (165,292)        (145,860)        (121,887)
                                                                            ------------     ------------     ------------
                 Net cash used in financing activities                          (165,292)      (1,600,860)          (1,368)
                                                                            ------------     ------------     ------------
                 Net increase in cash                                            817,137           64,748          989,907

CASH, beginning of year                                                        1,131,524        1,066,776           76,869
                                                                            ------------     ------------     ------------
CASH, end of year                                                           $  1,948,661     $  1,131,524     $  1,066,776
                                                                            ============     ============     ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for-
       Interest                                                             $    581,723     $    611,694     $    659,630
                                                                            ============     ============     ============
       Income taxes                                                         $     16,486     $     39,854     $     24,095
                                                                            ============     ============     ============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:

The Company entered into capital leases for new equipment during 1998, 1997 and 1996 in the amounts of $309,434, $33,338 and $31,922, respectively.

        The accompanying notes are an integral part of these statements.

                          PETALS, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Petals, Inc. (formerly "Petals Factory Outlet of Delaware, Inc.") and subsidiaries (the "Company") sell artificial decorative floral arrangements on a retail basis to consumers, through mail order catalog operations, throughout the United States and through retail stores located in the Northeast.

Principles of Consolidation

The consolidated financial statements include the accounts of Petals, Inc. ("Parent") and subsidiaries. All material intercompany balances and transactions have been eliminated.

Revenue Recognition

Sales through mail order operations are recorded at the time of shipment. At such time, a provision for anticipated merchandise returns is recorded based upon the Company's historical experience. Retail sales are recorded at the point of sale.

Inventories

Inventories are valued at the lower of cost (determined by the first-in, first-out method) or market.

Depreciation and Amortization

Depreciation is provided utilizing straight-line and accelerated methods over the related asset's estimated useful life, as indicated in Note 3. Amortization of leasehold improvements is provided on a straight-line basis over the shorter of the improvement's estimated useful life or lease term.

Income Taxes

The Company changed its tax status from a C Corporation to a subchapter "S" Corporation effective January 1, 1997. As a result, in lieu of federal and certain state corporate income taxes, the stockholders are taxed on their proportionate shares of income, or receive the benefit of any losses individually. At December 31, 1996, all deferred tax assets were written off as there is no future tax benefit to the Company as discussed in Note 6.

Prepaid Catalog Costs

Prepaid catalog costs consist of capitalized costs associated with the production of both catalogs issued in the current year and catalogs to be issued in the following year. The costs of catalogs issued are amortized over the periods in which related revenues are anticipated to be generated, which are generally less than one year.

Deferred Charges

The cost of photographs used in catalogs is deferred and amortized over a period of three years.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting for Long-Lived Assets

The Company accounts for long-lived assets according to the provisions of Statement of Financial Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"), which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. The adoption of SFAS No. 121, in 1997, did not have a material effect on the Company's results of operations, cash flows or financial position.

Comprehensive Income

The Company adopted SFAS No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. Comprehensive income is the total of net income and all nonowner changes in equity (or other comprehensive income) such as unrealized gains/losses on securities available-for-sale, foreign currency translation adjustments and minimum pension liability adjustments. Comprehensive and other comprehensive income must be reported on the face of the annual financial statements or in the case of interim reporting, in the footnotes to the financial statements. For the years ended December 31, 1998, 1997 and 1996, the Company's operations did not give rise to items includible in comprehensive income which were not already included in net income. Therefore, the Company's comprehensive income is the same as its net income for all periods presented.

Recently Issued Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999 and will not require retroactive restatement of prior period financial statements. This statement requires the recognition of all derivative instruments as either assets or liabilities in the balance sheet measured at fair value. Derivative instruments will be recognized as gains or losses in the period of change. If certain conditions are met where the derivative instrument has been designated as a fair value hedge, the hedge items may also be marked to market through earnings thus creating an offset. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument may be recorded in comprehensive income. The Company does not presently make use of derivative instruments.

Reclassification

Certain amounts in the financial statements for prior periods have been reclassified to conform to the current year presentation.

2.   INVENTORIES, NET

Inventories, net at December 31, 1998 and 1997 are comprised of the following:

                                             1998               1997
                                             ----               ----

        Raw materials                    $   4,153,673      $   3,936,553
        Work in process                         32,251             62,018
        Finished goods                       2,925,138          2,950,598
                                       ---------------    ---------------
                                         $   7,111,062      $   6,949,169
                                         =============      =============

3.   PROPERTY AND EQUIPMENT, net

At December 31, 1998 and 1997, property and equipment consists of the following:


                                                                                          Estimated Useful
                                                               1998           1997         Lives in Years
                                                               ----           ----         --------------
     Furniture and fixtures                                $ 1,022,499   $ 1,017,232            3-10
     Automotive equipment                                        9,190        20,015              5
     Machinery and equipment                                   651,039       596,716            5-10
     Computer equipment                                        639,836       531,731              5
     Signs and fences                                           35,143        30,426            5-10
     Leasehold improvements                                    605,195       574,099      Shorter of useful
                                                                                         life or lease term
     Computer software costs                                   444,016       433,481              5
     Property held under capital leases                        984,000       711,381             5-7
                                                           -----------   -----------
                                                             4,390,918     3,915,081
     Less- Accumulated depreciation and amortization         3,461,885     3,133,274
                                                           -----------   -----------
                                                           $   929,033   $   781,807
                                                           ===========   ===========

Depreciation and amortization expense for the years ended December 31, 1998, 1997 and 1996 amounted to $374,129, $472,717 and $535,707, respectively.

4.   REVOLVING LINE OF CREDIT

In 1994, the Company entered into a loan agreement with a bank which provided for borrowings up to $3,500,000 in the form of revolving credit loans. During 1997, the Company amended the loan agreement to provide for borrowings up $5,500,000. Borrowings under the loan agreement are limited by a borrowing base calculation on eligible accounts receivable and inventory and are collateralized by accounts receivable, equipment, inventory and goods, and certain other assets. Borrowings bear interest at the bank's prime rate plus 1/2%. The prime rate was 7.75% and 8.5% at December 31, 1998 and 1997, respectively. The loan agreement has financial covenants which require that the Company maintain minimum levels of net worth and leverage ratios. Additionally, the loan agreement has a minimum additional subordinated debt covenant, which requires the Company to fund any net loss greater than an amount as defined in the loan agreement. During 1998, the Company amended the loan agreement and extended the maturity to July 31, 1999. At December 31, 1998, there were no borrowings outstanding under the line of credit.

The Company received Bank consent to purchase all of the shares of capital stock from two minority stockholders for a purchase price of $1,700,000. Additionally, the bank agreement stipulates that the majority stockholders will not dispose of any of their issued and outstanding voting shares of the Company. Upon consummation of the transaction described in Note 12, the line of credit was terminated.

Included in the agreement, the Bank agrees to issue, at the request of the Company, one or more letters of credit which, in aggregate of the face amount, shall not exceed at any one time (a) the commitment less the principal balance of all outstanding advances on the revolving line of credit or (b) $500,000. The expiration date of any letter of credit shall not be more than nine months after the date of issuance or after the maturity date of the revolving line of credit (whichever is earlier). At December 31, 1998, there are approximately $23,000 of letters of credit outstanding.

5.   SUBORDINATED DEBT

In 1994, the Company entered into a subordinated debt agreement with its stockholders whereby the $1,000,000 of borrowings under this agreement are subordinated to the revolving line of credit discussed in Note 4. The original subordinated debt provides for interest payable quarterly at 12% per annum. At December 31, 1998, the Company had additional subordinated debt of approximately $1,720,000, with interest payable monthly at 20% per annum to an affiliate of the majority stockholders. At December 31, 1998, the subordinate debt is due on demand and has been included in current liabilities in the accompanying balance sheet.

6.   INCOME TAXES

The components of the provision for income taxes consist of the following at December 31,:

                                         1998        1997          1996
                                         ----        ----          ----
          Federal:
            Current                    $   -       $   -        $ (362,265)
            Deferred                       -           -          (177,337)
                                       --------    --------     ----------
                                           -           -          (539,602)
                                       --------    --------     ----------
          State:
            Current                      17,622      61,178        (90,567)
            Deferred                       -           -           (44,334)
                                       --------    --------     ----------
                                         17,622      61,178       (134,901)
          Subchapter "S" election          -           -           861,877
                                       --------    --------     ----------
                                       $ 17,622    $ 61,178     $  187,374
                                       ========    ========     ==========

Effective January 1, 1997, the Company changed its tax status from a C Corporation to a subchapter "S" Corporation. As a result, the Company's write-off of deferred tax assets totaled $861,877 in 1996, which is included in the provision for income taxes on the accompanying consolidated statements of operations.

In 1993, the Company purchased certain net assets of Corham, Inc. In connection with this transaction, the Company acquired, for income tax purposes, a customer list which has been assigned a value of approximately $4,850,000. The remaining unamortized portion for tax purposes is approximately $3,072,000. Effective January 1, 1997, the individual stockholders are entitled to the tax benefit relating to the acquisition of this asset.

7.   CAPITALIZED LEASE OBLIGATIONS

The Company is the lessee of certain equipment under capital leases expiring through 2002. The assets and liabilities under capital leases are recorded at the lower of the present value of minimum lease payments or the fair market value of the asset. The assets are depreciated over their estimated useful lives. Depreciation of assets under capital leases is included in depreciation expense in the accompanying statements of operations.

Minimum future lease payments under capital leases as of December 31 are as follows:

   1999                                                 $ 135,697
   2000                                                   107,943
   2001                                                   102,476
   2002                                                    81,643
                                                        ---------
        Total minimum lease payments                      427,759

   Less- Amount representing interest                      60,866
                                                        ---------
        Present value of net minimum lease payments     $ 366,893
                                                        =========

Interest rates on capitalized leases vary from 8.25% to 12.75% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

8.   NET INCOME PER COMMON SHARE

In accordance with SFAS No. 128, "Earnings Per Share", basis earnings per common shares amounts were computed by dividing net earnings by the weighted average number of common shares outstanding, excluding any potential dilution. Diluted earnings per share has not been presented, as there were no common stock equivalents outstanding for the periods presented.

9.   PRO FORMA NET INCOME

Pro forma net income for the twelve months periods ended December 31, 1998, 1997 and 1996 includes the pro forma effect of a C corporation income tax provisions as if the Company was treated as C corporation for the entire period.

10.  SEGMENT AND GEOGRAPHIC INFORMATION

The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. The Company's operating segments are mail order catalog and retail stores with revenues being primarily generated in the United States. The accounting policies of the operating segments are the same as those described in the Summary of Significant Accounting Policies.


Segment information is as follows:
                                                                              Year Ended December 31,
                                                               ------------------------------------------------------
                                                                  1998              1997             1996
                                                                  ----              ----             ----
     Revenues (1):
       Mail order                                              $ 34,237,374    $ 34,726,805     $ 35,699,081
       Retail stores                                              5,314,886       5,117,954        5,602,137
                                                               ------------    ------------     ------------
                                                                 39,552,260      39,844,759       41,301,218
     Income from operations (1):
       Mail order                                                 1,448,617       1,036,425       (1,264,375)
       Retail stores                                                794,436         615,375          513,552
                                                               ------------    ------------     ------------
                                                                  2,243,053       1,651,800         (750,823)

     Interest expense net                                           527,605         602,300          652,708
                                                               ------------    ------------     ------------
     Income before taxes                                       $  1,715,448    $  1,049,500     $ (1,403,531)
                                                               ============    ============     ============

                                                                             As of December 31,
                                                               ----------------------------------------------
                                                                  1998             1997            1996
                                                                  ----             ----            ----
     Total assets (1):
       Mail order                                              $ 11,380,317    $  9,916,319     $ 11,953,947
       Retail stores                                                975,685         796,298          715,645
                                                               ------------    ------------     ------------
                                                                 12,356,002      10,712,617       12,669,592
     Expenditure for additions to fixed assets:
       Mail order                                                   198,939         187,538          298,988
       Retail stores                                                 12,985           8,192            2,600
                                                               ------------    ------------     ------------
                                                               $    211,924    $    195,730     $    301,588
                                                               ============    ============     ============

----------

(1)   After elimination of intersegment transactions


11.  COMMITMENTS

The Company leases administrative and warehouse facilities from a related party for a period of five and one-half years ending June 30, 2003, with the option for early withdrawal at June 30, 2001. The lease term provides for an annual rental equivalent to $1,050,000.

The Company currently leases sales and warehouse facilities under leases expiring at various dates through June 2003. The leases require additional payments for increases over the base year rent for real estate taxes and operating expenses. The leases provide for three ten-year renewal options under the same terms. In addition, one lease provides for a percentage rental equal to 6% of gross sales in excess of a gross sales base.

Minimum future rental commitments under all the operating leases, including the related party lease, as of December 31 are as follows:


                1999                        $ 1,860,218
                2000                          1,666,442
                2001                          1,618,478
                2002                          1,434,782
                2003 and thereafter             846,233
                                            -----------
                                            $ 7,426,153
                                            ===========

Total rent expense incurred for the years ended December 31, 1998, 1997 and 1996, was $1,764,400, $1,629,250 and $1,686,060, respectively. None of these amounts represent contingent rentals.

Litigation

In the normal course of business, the Company is party to various claims and/or litigation. Management and the Company's legal counsel believe that the settlement of all such claims and/or litigation, considered in the aggregate, will not have a material adverse effect on the Company's financial position and results of operations.

Tax Distributions

The Board of Directors has authorized the Company to make distributions to the stockholders, for the payment by such stockholders, of taxes due on the Company's S Corporation earnings. For fiscal year 1999, the Company will distribute approximately $750,000.

12.  STOCKHOLDERS EQUITY

On December 11, 1998, the majority stockholders of the Company entered into a Purchase Agreement to sell their share of the Company to Interiors, Inc. In accordance with the stockholders agreement, in February 1999, two of the four minority stockholders put their shares of capital stock back to the Company for $1,700,000. This transaction was effective prior to year end and accordingly the Company recorded the amounts due to the former stockholders as a current liability in the accompanying balance sheet.

On March 17, 1999, the remaining minority stockholders agreed to sell back to the Company all of their shares for approximately $2,150,000 in cash and an additional $262,500 paid over nine months in settlement of their employment agreements with the Company.

On March 23, 1999, Interiors, Inc. consummated the acquisition of the shares from the majority stockholders and the Company redeemed the capital stock of the remaining minority stockholders. As a result, Interiors, Inc. acquired 100% of the outstanding capital stock of the Company. At such time, the Company became a wholly-owned subsidiary of Interiors, Inc.